SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

Aviation Upgrade Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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2) Aggregate number of securities to which transaction applies:

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

Aviation Upgrade Technologies, Inc.
14785 Omicron Drive, Suite 104
San Antonio, TX 78245

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

December __, 2007

To the Stockholders of Aviation Upgrade Technologies, Inc.:

The purpose of this letter is to inform you that Aviation Upgrade Technologies, Inc., a Nevada corporation (“we,” “us,” the “Company”), intends to amend its articles of incorporation to change our duly registered name from “Aviation Upgrade Technologies, Inc.” to “OncoVista Innovative Therapies, Inc.”

The holders of a majority (approximately __%) of the 20,116,475 shares of our common stock outstanding as of December 3, 2007 have executed a written consent in favor of the actions described above, which are described in the accompanying Information Statement in greater detail.  This consent satisfies the stockholder approval requirement for the proposed actions and allows us to take the proposed actions on or about December __, 2007.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Notice and the attached Information Statement are being circulated to advise the shareholders of certain actions already approved by written consent of the shareholders who collectively hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only.

YOUR CONSENT IS NOT REQUIRED AND IS NOT BEING SOLICITED IN CONNECTION WITH THIS ACTION.

By order of the Board of Directors

/s/ Alexander L. Weis
Alexander L. Weis, Ph.D.
Chief Executive Officer and Director

Aviation Upgrade Technologies, Inc.
14785 Omicron Drive, Suite 104
San Antonio, TX 78245

INFORMATION STATEMENT

This is to inform you that the board of directors of Aviation Upgrade Technologies, Inc., a Nevada corporation (“we,” “us,” the “Company”), has adopted, and holders of a majority of the outstanding shares of our common stock have consented in writing to, the Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”).

The purpose of the Certificate of Amendment is to change our duly registered name from “Aviation Upgrade Technologies, Inc.” to “OncoVista Innovative Therapies, Inc.” Our board of directors believes that, since the completion of the merger on November 13, 2007, it is desirable to change our name to “OncoVista Innovative Therapies, Inc.” to reflect our business as a biopharmaceutical company engaged in the development and commercialization of targeted cancer therapies.

This Information Statement is being mailed on or about December __, 2007 to holders of record of our stock as of December 3, 2007.

The Certificate of Amendment will become effective on filing with the Secretary of State of Nevada, which will be done no earlier than 20 days following the mailing of this Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT AND YOU
ARE REQUESTED NOT TO SEND US A PROXY OR A CONSENT

The date of this Information Statement is December __, 2007.

You are being provided with this Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, and Rule 14c and Schedule 14C thereunder.

THIS INFORMATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO THE COMPANY WHICH ARE NOT PRESENTED IN OR WITH THIS INFORMATION STATEMENT. DOCUMENTS RELATING TO THE COMPANY (OTHER THAN EXHIBITS TO THESE DOCUMENTS UNLESS THESE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, BY WRITING TO AVIATION UPGRADE TECHNOLOGIES, INC., 14785 OMICRON DRIVE, SUITE 104, SAN ANTONIO, TEXAS 78245 OR BY CALLING THE COMPANY AT 210-677-6000. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN TEN BUSINESS DAYS OF THE RECEIPT OF SUCH REQUEST.

CONSENT

Currently, our only class of securities entitled to vote on the matters to be acted upon is common stock, of which the total amount presently outstanding is 20,116,475 shares, each share being entitled to one vote.  The consent of the holders of a majority of the shares entitled to vote upon the matters is required for approval of the actions. Our board of directors and stockholders owning ________ shares, which constitutes __% and therefore a majority of our outstanding voting securities, have executed and delivered to us written consent in favor of the actions described above, dated as of December 3, 2007 (the "Consent Record Date").  No other votes are required or necessary.

CHANGE OF CONTROL

On August 16, 2007, OncoVista, Inc., a Delaware corporation (“OncoVista-Sub”) acquired from Torbjorn Lundqvist (“Lundqvist”), our then principal stockholder, officer and director, and from a number of minority stockholders, an aggregate of 10,963,851 shares of our common stock (or 16,160,430 shares of our common stock after giving effect to the forward split that went effective on October 22, 2007) constituting approximately 95.7% of our issued and outstanding capital stock. In connection with OncoVista-Sub’s acquisition of our shares, the license agreement with Lundqvist granting us worldwide marketing rights for an electronic tire valve cap was terminated and all shares of Automotive Upgrade Technologies, Inc., formerly a wholly owned subsidiary of ours, was transferred to Lundqvist. As a result of the termination of this license, we ceased business operations.

OncoVista-Sub’s acquisition of our shares was made for cash consideration of $667,000 and such consideration was funded partly by OncoVista-Sub’s own funds and partly by private investors who purchased from some of our minority shareholders an aggregate of 474,905 shares of our common stock (or 700,002 shares of our common stock after giving effect to the forward split that went effective on October 22, 2007).

Before the closing of OncoVista-Sub’s acquisition of our shares, the board consisted of three members, Törbjorn B. Lundqvist, Dick G. Lindholm, and William S. Rhodes. In connection with the OncoVista-Sub’s acquisition, at closing, the board voted to expand the board, thereby creating one vacancy, to which vacancy Alexander L. Weis, Ph.D. was elected. The remaining directors resigned immediately thereafter.

On October 26, 2007, we entered into an Agreement and Plan of Merger with OncoVista Acquisition Corp. (“NewSub”), our then wholly owned subsidiary, and OncoVista-Sub. On November 13, 2007, NewSub merged with and into OncoVista-Sub with OncoVista-Sub remaining as the surviving corporation. As a result of the merger, OncoVista-Sub became our wholly-owned subsidiary and OncoVista-Sub’s existing business operations became our sole line of business. On the closing date of the merger, each outstanding share of common stock of OncoVista-Sub was exchanged for one share of our common stock such that OncoVista-Sub shareholders became holders of approximately 95.9% of our issued and outstanding capital stock. In addition, all our shares acquired by OncoVista-Sub on August 16, 2007 were cancelled and became authorized but unissued shares of our common stock.

The description of the foregoing transactions does not purport to be complete and is qualified in its entirety by the terms of the Lundqvist Purchase Agreement and the form of Minority Shareholder Purchase Agreement filed as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 22, 2007, by the Agreement and Plan of Merger filed as an exhibit to our Current Report on Form 8-K filed with the Commission on October 29, 2007, and by disclosure of the completion of the merger contained in Current Report on Form 8-K/A filed with the Commission on November 19, 2007.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of the Consent Record Date with respect to the beneficial ownership of the outstanding shares of our common stock by (i) each person known by us to beneficially own five percent (5%) or more of the outstanding shares; (ii) our named executive officers and directors; and (iii) our current officers and directors as a group.

As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated. The table below is based on 20,116,475 shares of our common stock issued and outstanding.

Except as otherwise noted, the address of the referenced individual is c/o OncoVista, Inc., 14785 Omicron Drive, Suite 104, San Antonio, Texas 78245.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Class Beneficially Owned
Alexander L. Weis, Ph.D.(1)(2)	5,150,000	(3)	25.6%

Alexander Ruckdaeschel(4) 123 East 83rd St., Apt. 3B New York, N.Y. 10028	50,000	(5)	*

James Wemett(4) Technology Innovations 15 Schoen Place Pittsford, N.Y. 14534	3,317,142	(6)	16.5%

Corey Levenson, Ph.D. (2)(4)	687,500	(7)	3.4%

William J. Brock(4)	0		0%

Robert Patterson, MBA(2)	50,000	(5)	*

Tamas Bakos, Ph.D.	50,000	(5)	*

Kay Noel, Ph.D.	25,000	(5)	*

Technology Innovations(8) 15 Schoen Place Pittsford, N.Y. 14534	1,892,142		9.4%

Biomed Solutions, LLC(8) 15 Schoen Place Pittsford, N.Y. 14534	1,425,000		7.1%

Jack A. Tuszynski 10220 133rd St. Edmonton, Alberta Canada T5N 1Z7	1,400,000		7.0%

OncoVentures, LLC 369 Franklin St. Buffalo, N.Y. 14202	1,008,579	(9)	5.0%

CAMOFI Master LDC CAMHZN Master LDC c/o Centrecourt Asset Management LLC 350 Madison Ave., 8th Floor New York, N.Y. 10017	2,237,234	(10) (11)	10.8%

Wexford Spectrum Trading Ltd. 411 West Putnam Ave. Greenwich, CT 06830	2,142,855	(12)	10.4%

All Current Executive Officers and Directors as a group (six persons)	9,254,642	(13)	46.0%

_____________

(1)	Indicates director.

(2)	Indicates officer.

(3)
Includes (i) the beneficial ownership of 500,000 shares of common stock of Lipitek International, Inc. and (ii) 1,500,000 shares of restricted stock, vesting one third on each of January 1, 2009, January 1, 2010 and January 1, 2011.

(4)	Indicates individual who we expect will become a director upon the tenth day after the filing of Schedule 14-F1 with the Commission and its mailing and dissemination to our shareholders.

(5)	Represents shares of common stock issuable upon exercise of stock options within 60 days following the Consent Record Date.

(6)	Includes the beneficial ownership of Technology Innovations and Biomed Solutions, LLC disclosed in the table above.

(7)
Includes (i) 187,500 shares of common stock issuable upon the exercise of stock options within the 60 days following the Consent Record Date, and (ii) 500,000 shares of restricted stock, vesting one third on each of January 1, 2009, January 1, 2010, and January 1, 2011.

(8)
Technology Innovations, LLC is the beneficial owner of a majority of the outstanding membership interests of Biomed Solutions, LLC; it disclaims ownership of these shares except to the extent of its pecuniary interest in Biomed Solutions, LLC. James Wemett and Michael Weiner, a former director of OncoVista, are deemed to have voting and investment control over these shares; they disclaim ownership of these shares except to the extent of their pecuniary interest in Biomed Solutions LLC and Technology Innovations LLC.

(9)	Includes 250,000 shares of common stock issuable upon exercise of warrants within 60 days following the Consent Record Date.

(10)
Represents (i) 1,421,921 shares of common stock and 456,000 shares of common stock issuable upon the exercise of warrants within 60 days following the Record Date held by CAMOFI, (ii) and 272,456 shares of common stock and 86,857 shares of common stock issuable upon the exercise of warrants within 60 days following the Consent Record Date held by CAMHZN. Richard Smithline has sole voting and/or investment control over all of such securities and disclaims beneficial interest in such securities.

(11)
Notwithstanding the inclusion of the warrants beneficially owned by the referenced investors in the beneficial ownership calculation, the warrants provide that the holder of the warrants shall not have the right to exercise any portion of the warrants and we shall not effect any exercise of such warrants to the extent that after giving effect to such issuance after exercise such holder of the warrants together with his, her or its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such issuance. Such 4.99% limitation may be waived by each holder upon not less than 61 days prior notice to change such limitation to 9.99% of the number of shares of common stock outstanding immediately after giving effect to such issuance.

(12)
Represents 1,714,284 shares of common stock and 428,571 shares of common stock issuable upon the exercise of warrants within 60 days following the Consent Record Date, held by Wexford Spectrum Trading Limited (“WST”). Wexford Capital LLC (“Wexford Capital”) as the sub advisor of WST may be deemed to beneficially own all the securities which are owned by WST. Mr. Joseph Jacobs (“Jacobs”) and Mr. Charles Davidson (“Davidson”), as the managing members of Wexford Capital, may be deemed to beneficially own all the securities which are owned by WST. Each of Wexford Capital, Jacobs and Davidson shares the power to vote and to dispose of the interests in the shares of common stock beneficially owned by WST. Each of Wexford Capital, Jacobs and Davidson disclaim beneficial ownership of the securities owned by WST, except in the case of Jacobs and Davidson to the extent of their direct interest in each of the members of WST. The aforesaid is based on information contained in Schedule 13G filed on November 21, 2007 with the Commission.

(13)
Includes the beneficial ownership of the individuals who we expect will become directors upon the tenth day after the filing of Schedule 14-F1 with the Commission and its mailing and dissemination to our shareholders.

*	Less than 1.0%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

None of our officers, directors, or any of their respective affiliates has any substantial interest in the proposal to be acted upon.

NO DISSENTER’S RIGHTS

Under Nevada Law, any dissenting shareholders are not entitled to appraisal rights with respect to our Certificate of Amendment, and we will not independently provide our shareholders with any such right.

AMENDMENT TO ARTICLES OF INCORPORATION

The form of Certificate of Amendment to our Articles of Incorporation, a copy of which is attached hereto as Exhibit A, will amend our Articles of Incorporation to change its duly registered name from “Aviation Upgrade Technologies, Inc.” to “OncoVista Innovative Therapies, Inc.” The Certificate of Amendment will become effective when it is filed with the Secretary of State of the State of Nevada, which is expected to be on or about December __, 2007.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined by the Commission in its rules, regulations, and releases, which represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation. and any other factors discussed in our filings with the Commission.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address.  Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.  If a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at 210-677-6000 or by mail to our address at 14785 Omicron Drive, Suite 104, San Antonio, TX 78245.

MISCELLANEOUS

We request brokers, custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of our common stock, and we will reimburse such holders for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge from our transfer agent, Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah 84117, Tel: (801) 272-9294.

EXHIBIT INDEX

Exhibit A Form of Certificate of Amendment to the Articles of Incorporation

By order of the Board of Directors

/s/ Alexander L. Weis
Alexander L. Weis, Ph.D.
Director

EXHIBIT A

Form of Certificate of Amendment to Articles of Incorporation of
Aviation Upgrade Technologies, Inc.

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
OF
AVIATION UPGRADE TECHNOLOGIES, INC.
(For Nevada Profit Corporations)
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

IT IS HEREBY CERTIFIED THAT:

FIRST: The name of the corporation is AVIATION UPGRADE TECHNOLOGIES, INC. (hereinafter called the “Corporation”).

SECOND: The Articles of Incorporation of the Corporation are hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

“1. The name of the corporation is OncoVista Innovative Therapies, Inc.”

THIRD: The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

FOURTH: The Corporation is a corporation that has issued stock.

FIFTH: The foregoing amendment of the Certificate of Incorporation has been duly approved by the written consent of stockholders representing a majority of the voting power, in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

In Witness Whereof, the Corporation has caused this Certificate of Amendment to the Articles of Incorporation to be signed by its duly authorized officer this __ day of December, 2007.

Alexander L. Weis, PhD
Chief Executive Officer